Exhibit 21.1

Subsidiaries

Name	Jurisdiction of Incorporation
McCormick & Schmick Acquisition Corp. II	Delaware
McCormick & Schmick Acquisition Corp.	Delaware
McCormick & Schmick Restaurant Corp.	Delaware
McCormick & Schmick Maryland Liquor, Inc.	Maryland
McCormick & Schmick Acquisition I Texas, Inc.	Texas
McCormick & Schmick Acquisition II Texas, Inc.	Delaware
McCormick & Schmick Acquisition Texas, LP	Texas
McCormick & Schmick Acquisition III Texas, Inc.	Texas
McCormick & Schmick’s Hackensack, LLC	Delaware
McCormick & Schmick’s Atlanta II, LLC	Delaware
McCormick & Schmick Orlando, LLC	Delaware
McCormick & Schmick Dallas, LP	Texas
McCormick & Schmick Dallas Liquor, Inc.	Texas
McCormick & Schmick Austin, LP	Texas
McCormick & Schmick Austin Liquor, Inc.	Texas
McCormick & Schmick Promotions, LLC	Virginia
McCormick & Schmick Houston Pavilions, LP	Texas
McCormick & Schmick Houston Pavilions Liquor, Inc.	Texas
McCormick & Schmick Austin Domain, LP	Texas
McCormick & Schmick Austin Domain Liquor, Inc.	Texas
The Boathouse Restaurants of Canada, Inc.	British Columbia, Canada
McCormick & Schmick Seafood Markets, Inc.	Virginia
McCormick & Schmick Texas, Inc.	Texas
McCormick & Schmick Annapolis Liquor, Inc	Maryland
McCormick & Schmick National Harbor Liquor, Inc.	Maryland